Exhibit 3.1

THE COMPANIES ACT (REVISED) OF THE CAYMAN ISLANDS VAM ACQUISITION CORP. An Exempted Company Limited By Shares MEMORANDUM OF ASSOCIATION EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: J87698689486 www.verify.gov.ky

1 THE COMPANIES ACT (REVISED) OF THE CAYMAN ISLANDS MEMORANDUM OF ASSOCIATION OF VAM ACQUISITION CORP. An Exempted Company Limited By Shares 1 NAME The name of the Company is VAM Acquisition Corp.. 2 STATUS The Company is a company limited by shares. 3 REGISTERED OFFICE The registered office of the Company is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands or at such other place as the Directors may from time to time decide. 4 OBJECTS AND CAPACITY Subject to paragraph 9 of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands. The Company is a body corporate capable of exercising all the functions of a natural person of full capacity, irrespective of any question of corporate benefit. 5 SHARE CAPITAL The share capital of the Company is USD 50,000 divided into 500,000,000 Ordinary shares of par value USD 0.0001 each. 6 LIABILITY OF MEMBERS The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: J87698689486 www.verify.gov.ky

2 7 CONTINUATION The Company may exercise the powers contained in the Companies Act to transfer and be registered by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands. 8 DEFINITIONS Capitalised terms used and not defined in this Memorandum of Association shall bear the same meaning as those given in the Articles of Association of the Company. 9 EXEMPTED COMPANY The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands. 10 FINANCIAL YEAR The financial year end of the Company is 31 March or such other date as the Directors may from time to time decide and annex to this Memorandum. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: J87698689486 www.verify.gov.ky

3 The undersigned subscribes its name to this Memorandum of Association to form an incorporated company with limited liability to carry out the lawful purposes set out in this Memorandum of Association and agrees to take the number of Shares set out below. Dated: 27 October 2021 SUBSCRIBER NUMBER OF SHARES TAKEN Harneys Fiduciary (Cayman) Limited P.O. Box 10240 Grand Cayman KY1-1002 Cayman Islands 1 Share ………………………………………………..…… Jodi Brown Acting as duly authorised signatory For and on behalf of Harneys Fiduciary (Cayman) Limited ………………………………………………..…… Raiann Evans Witness to the above signature EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: J87698689486 www.verify.gov.ky

THE COMPANIES ACT (REVISED) OF THE CAYMAN ISLANDS VAM ACQUISITION CORP. An Exempted Company Limited By Shares ARTICLES OF ASSOCIATION EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky CI$50.00 27-Oct-2021

1 THE COMPANIES ACT (REVISED) OF THE CAYMAN ISLANDS ARTICLES OF ASSOCIATION OF VAM ACQUISITION CORP. An Exempted Company Limited By Shares 1 DEFINITIONS AND INTERPRETATION 1.1 The Regulations contained in Table A in the First Schedule to the Companies Act do not apply to the Company. In these Articles of Association, if not inconsistent with the context, the following words and expressions shall have the following meanings: Articles means these Articles of Association; Companies Act means the Companies Act (Revised), as amended or re-enacted from time to time; Company means the above named company; Director means a director of the Company appointed in accordance with these Articles; Distribution means a distribution, dividend (including an interim dividend) or other payment or transfer of property of the Company on or in respect of a Share (save in respect of its redemption or repurchase); Electronic Transactions Act means the Electronic Transactions Act of the Cayman Islands; Member has the same meaning as in the Companies Act; Memorandum means the Memorandum of Association of the Company; Officer means any person appointed by the Directors to hold an office in the Company; Ordinary Resolution means a resolution: (a) passed by a majority of such Members as, being entitled to do so, vote in person or by proxy at a general meeting of the Company; or (b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

2 Register of Directors and Officers means the register of Directors and Officers maintained by the Company in accordance with these Articles; Register of Members means the register of Members referred to in these Articles; Registrar means the Registrar of Companies and includes the Deputy Registrar of Companies; Registered Office means the registered office for the time being of the Company; Seal means any seal which has been duly adopted as the common seal of the Company and includes every duplicate seal; Secretary means the person appointed to perform any or all of the duties of secretary of the Company, including any assistant secretary; Share means a share in the capital of the Company, including a fraction of a share issued or authorised to be issued by the Company; Special Resolution means a special resolution passed in accordance with Section 60 of the Companies Act, being a resolution: (a) passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given; or (b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members; Subscriber means the subscriber to the Memorandum; Treasury Share means a Share that has been repurchased, redeemed, surrendered to or otherwise acquired by the Company and not cancelled; and Written includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange and electronic mail in accordance with the Electronic Transactions Act and in writing shall be construed accordingly. 1.2 In the Memorandum and these Articles, unless the context otherwise requires a reference to: (a) words importing the masculine gender include the feminine gender; EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

3 (b) any Cayman Islands law or regulation, is a reference to such law or regulation as amended or re-enacted from time to time; (c) the singular includes the plural and vice versa; (d) a person includes all legal persons and natural persons; and (e) legal persons include all forms of corporate entity and any other person having capacity to act in its own name created by or in accordance with the laws or regulations of any jurisdiction. 1.3 Headings are for ease of reference only and shall be disregarded in interpreting the Memorandum and the Articles. 2 COMMENCEMENT OF BUSINESS 2.1 Commencement. The business of the Company may be commenced at such time as determined by the Directors. 2.2 Commencement Costs and Expenses. The Directors may pay, out of capital or other money of the Company, all costs and expenses incurred in the establishment and registration of the Company. 3 REGISTERED SHARES 3.1 Registered Shares. The Company shall issue registered Shares only. 3.2 No Bearer Shares. The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares. 4 SHARE CERTIFICATES 4.1 Share Certificates. Unless and until the Directors resolve to issue share certificates, no share certificate shall be issued, and the records of the shareholdings of each Member shall be in uncertified book entry form. If the Directors do resolve to issue share certificates in respect of any one or more classes of Shares, then every Member holding such Shares shall be entitled, upon written request only, to a certificate signed by a Director or Secretary, or any other person authorised by a resolution of the Directors, or under the Seal specifying the number of Shares held by him and the signature of the Director, Secretary or authorised person and the Seal may be facsimiles or affixed by electronic means pursuant to the Electronic Transactions Act. 4.2 Indemnity and Replacement. Any Member receiving a certificate shall indemnify and hold the Company and its Directors and Officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed or, in EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

4 connection with any proposed share transfer, a new certificate may be issued, on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by the Directors. 4.3 Joint Holders. If several Members are registered as joint holders of any Shares, any one of such Members may give an effectual receipt for any share certificate. 5 ISSUE OF SHARES 5.1 Issue. Subject to the provisions, if any, of the Memorandum and directions given by any Ordinary Resolution and the rights attaching to any class of existing Shares, the Directors may issue, allot, grant options over or otherwise dispose of Shares (including any fractions of Shares) and other securities of the Company at such times, to such persons, for such consideration and on such terms as the Directors may determine. 5.2 Subscriber Share. Notwithstanding the preceding Article, the Subscriber shall have the power to: (a) issue one Share to itself; (b) transfer that Share by an instrument of transfer to any person; and (c) update the Register of Members in respect of the issue and transfer of that Share. 5.3 Preferred Shares. Shares and other securities of the Company may be issued by the Directors with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, Distributions, a return of capital, or otherwise and in such classes and series, if any, as the Directors may determine. 5.4 Ordinary Shares. Where the Directors issue a Share having no preferred, deferred, redemption or other special rights, it shall be issued as an ordinary Share and entitle the holder, subject to any other Share having any preferred, deferred, redemption or other special rights, to: (a) receive notice of, attend and vote at any general meeting of the Company and on any Ordinary Resolution or Special Resolution; (b) an equal share in any dividend or other Distribution paid by the Company; and (c) an equal share in the distribution of the surplus assets of the Company. 5.5 Consideration for Share Issue. A Share may be issued for consideration in any form, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

5 5.6 Register of Members. The Register of Members kept by the Company shall contain: (a) the names and addresses of each Member; (b) a statement of the Shares held by each Member; (c) the distinguishing numbers of the Shares of each Member (if any); (d) the amount paid, or agreed to be considered as paid, on the Shares of each Member; (e) the date on which the name of each person was entered on the register as a Member; and (f) the date on which any person ceased to be a Member. 5.7 Commission. The Company is authorised to pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any Shares. 6 VARIATION OF RIGHTS 6.1 Class Variation. If, at any time, the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied with the consent in writing of the holders of two-thirds of the issued Shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the Shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings shall, mutatis mutandis, apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy one-third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll. 6.2 No Variation on Further Issue. The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith. 7 REDEMPTION, PURCHASE AND SURRENDER OF SHARES AND TREASURY SHARES 7.1 Redemption, Purchase and Surrender. Subject to the provisions of the Companies Act and to the rights attaching to any class of Share, the Company may: (a) issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such Shares, determine; EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

6 (b) purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors determine; (c) make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act including out of capital; and (d) permit the surrender of fully paid Shares for no consideration. 7.2 Effect of Redemption, Purchase and Surrender. Shares that the Company redeems, purchases, accepts by way of surrender or otherwise acquires pursuant to Article 7.1 may: (a) be cancelled; or (b) be held as Treasury Shares on such terms and in such manner as the Directors determine prior to such acquisition. 7.3 Treasury Shares. All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share, other than as set out in this Article. The Company may: (a) cancel the Treasury Shares on such terms and in such a manner as the Directors may determine; and (b) transfer the Treasury Shares in accordance with Article 12. 7.4 No Participation. Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption. 7.5 No other Redemption. The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share. 7.6 Redemption in Kind. The Directors may, when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payments either in cash or in kind. 8 LIEN 8.1 All Monies Payable. The Company shall have a first and paramount lien on every Share, whether or not it is a fully paid Share, for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that Share and for all debts, liabilities or other obligations owed, whether presently or not, by the Member or by one or more joint Members or by any of their estates to the Company (together, the Lien Amounts) but the Directors may, at any time, declare any Share to be wholly or in part exempt from this Article. The Company’s lien, if any, on a Share EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

7 shall extend to all Distributions payable thereon. Any registration of the transfer of a Share shall operate to extinguish the Company’s lien on that Share. 8.2 Sale. The Company may sell, in such manner as the Directors think fit, any Shares in which the Company has a lien, but no sale shall be made unless some amount in respect of which the lien exists is presently payable and the period of fourteen days has elapsed after the Company has given a notice in writing, stating and demanding payment of such part of the presently payable amount, to the relevant Member. 8.3 Registration of Purchase. The Directors may authorise any person to transfer the Shares sold in accordance with this Article to the purchaser of such Shares. The purchaser shall be registered as the holder of the Shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale of the Shares in accordance with this Article. 8.4 Application of Proceeds. The proceeds of the sale, net of any costs incurred by the Company in relation to the sale, shall be applied by the Company in payment of such part of the amount in respect of which the lien exists as is presently payable. The Company shall retain and have a lien over such part of the remainder of the proceeds as is equal to the Lien Amounts which exist but are not presently payable by the Member and may apply such proceeds against the Lien Amounts as and when they become payable and the residue shall be paid to the person entitled to the Shares at the date of the sale. 9 CALLS ON SHARES 9.1 Calls. The Directors may, from time to time, make calls upon the Members in respect of some or all of any moneys unpaid on their Shares, whether in respect of their par value or the premium payable on those Shares; each Member shall (subject to receiving at least 14 days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his Shares. A call may be required to be paid in instalments. The Directors may revoke or postpone a call at any time. 9.2 Joint Holders. The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof and the holder or joint holders of a Share at the time of a call shall remain liable to pay the call on that Share, notwithstanding any subsequent transfer of the Share being registered by the Company. 9.3 Interest on Calls. If a sum called in respect of a Share is not paid before or on the day appointed for payment of that call, the Member from whom such amount is due shall pay interest upon the sum at such rate as the Directors may determine from the day appointed for payment of the call to the time of the actual payment. The Directors shall have the discretion to waive payment of any such interest in full or in part. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

8 9.4 Fixed Payment Dates. The provisions contained in these Articles in respect of calls shall apply to payments, whether on account of the amount of the Share, or by way of premium, to be made on the allotment of a Share or any date fixed on the issue of the Share as if the same had become payable by virtue of a call duly made and notified. 10 FORFEITURE 10.1 Failure to pay Call. If a Member fails to pay any call or instalment of a call in respect of Shares on the day appointed for payment, the Directors may serve a notice on such Member naming a further date not earlier than the expiration of 14 days from the date of service on or before which the payment required by the notice is to be made and containing a statement that in the event of non-payment the Shares, or any of them, will be liable to be forfeited. 10.2 Forfeiture. If the requirements of the notice referenced in this Article are not complied with the Company may forfeit the Shares together with any Distributions declared payable in respect of the forfeited Shares and not paid at any time before tender of payment. 10.3 No Refund. The Company is under no obligation to refund any moneys to the Member whose Shares have been forfeited. 10.4 Sale of Forfeited Share. A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. The proceeds of any sale or disposition of the forfeited Share may be received and used by the Company as the Directors determine. 10.5 Outstanding Liability. A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares together with interest. 10.6 Certificate of Forfeiture. A certificate in writing under the hand of a Director or Officer stating that a Share has been duly forfeited on the date stated in the certificate shall be conclusive evidence of the facts stated in the certificate as against all persons claiming to be entitled to the Share. The Directors may authorize any person to transfer the Shares sold in accordance with this Article to the purchaser of such Shares. The purchaser shall be registered as the holder of the Shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale of the Shares in accordance with this Article. 10.7 Fixed Payment Dates. The provisions of this Article applying to forfeiture for failure to pay any call or instalment of a call shall apply to the failure to make payments, whether on account of the amount of the Share, or by way of premium, to be made on the allotment of a Share or any date EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

9 fixed on the issue of the Share as if the same had become payable by virtue of a call duly made and notified. 11 TRANSMISSION OF SHARES 11.1 Legal Personal Representative. The legal personal representative of a deceased sole holder of a Share shall be the only person recognised by the Company as having any title to the Share. In the case of a Share registered in the names of two or more holders, the survivors, survivor or the legal personal representatives of the deceased survivor, shall be the only person(s) recognised by the Company as having any title to the Share. 11.2 Transmission. Any person becoming entitled to a Share in consequence of the death or bankruptcy of or any analogous event affecting a Member (each such event a Transmission Event and each such person a Representative) shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the Member could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by such Member before the occurrence of a Transmission Event. 11.3 Pre-Registration Status. Representatives shall be entitled to the same notices, dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company. 11.4 Requirement for Registration. The Directors may at any time give notice requiring a Representative to elect either to be registered himself or to have some person nominated by him become the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before the Transmission Event). If the notice is not complied with within ninety days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with. 12 TRANSFER OF SHARES 12.1 Directors’ Consent. Shares and Treasury Shares are transferable, subject to the consent of the Directors who may, in their absolute discretion, refuse to consent to any transfer and decline to register the transfer without giving any reason. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

10 12.2 Instrument of Transfer. The instrument of transfer shall be in writing in such form as may be acceptable to the Directors and shall be executed by or on behalf of the transferor and, if required by the Directors, signed by the transferee. 12.3 Certificates. Subject to Article 4.2, where the Company has issued a certificate in respect of a Share proposed to be transferred, the transferor shall lodge, with the instrument of transfer, the original certificate relating to the Share being transferred. 12.4 Effective Date. The transfer of a Share is effective when the name of the transferee is entered on the Register of Members. Until such time, the transferor shall be deemed to remain a Member. 12.5 Lost Certificate. If the Directors are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may, on receipt of such indemnities as they may require: (a) accept such evidence of the transfer of Shares as they consider appropriate; and (b) proceed to register the transferee’s name in the Register of Members. 12.6 Notification of Refusal. Where the Directors refuse to register a transfer of a Share, they shall, within two months after the date on which the transfer was lodged with the Company, notify the transferee of the refusal. 12.7 Transfer of Treasury Shares. The transfer of Treasury Shares may be for valuable consideration or otherwise, and at a discount to the par value of the Shares. 13 REGISTERED HOLDER DEEMED ABSOLUTE OWNER 13.1 The registered holder of a Share shall be treated as the absolute owner of such Share. No person shall be recognised by the Company as holding any Share upon trust and the Company shall not register nor be bound by or required to recognise any equitable or other interest of whatever nature in a Share other than an absolute right to the Share, irrespective of whether the Company has notice of such interest. 14 ALTERATION OF SHARE CAPITAL 14.1 Increase or Amendment. The Company may by Ordinary Resolution: (a) increase the share capital by such sum, to be divided into Shares of such amount, and with such rights, privileges, priorities and restrictions attached to them as the resolution shall prescribe; (b) consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares; EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

11 (c) subject to section 13 of the Companies Act, sub-divide its existing Shares, or any of them, into Shares of smaller amounts than is fixed by the Memorandum; and (d) cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person. 14.2 Reduction. Subject to the provisions of the Companies Act and these Articles, the Company may, by Special Resolution, reduce its share capital and any capital redemption reserve in any manner. 15 MEETINGS AND CONSENTS OF MEMBERS 15.1 Meetings. All meetings of Members shall be referred to as extraordinary general meetings unless the general meeting is an annual general meeting. The Company may but shall not be obliged to hold an annual general meeting. 15.2 Directors Convene and Cancel. The Directors may convene a general meeting at such time and in such manner and place within or outside the Cayman Islands as the Directors consider necessary or desirable and the Directors may cancel a general meeting with such notice, in such manner and for such reason as the Directors consider necessary. 15.3 Members Convene. Upon the written request of Members entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned, any one or more of the Directors shall forthwith proceed to convene a meeting of Members. The written request of Members to requisition a meeting must state the objects of the meeting and must be signed by the Members requisitioning the meeting. The written request must be lodged at the Registered Office and may be delivered in counterpart. 15.4 Failure to Convene. If the Directors do not proceed to convene a meeting of Members within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the meeting of Members in the same manner as nearly as possible as that in which a meeting of Members may be convened by a Director. Where the requisitionists fail to convene the meeting of Members within three months of their right to convene the meeting arising, the right to convene the meeting of Members shall lapse. 15.5 Notice of Meeting. The Director convening a meeting shall give not less than seven days’ notice of a meeting of Members to: (a) those Members whose names on the date the notice is given appear as Members in the Register of Members and are entitled to vote at the meeting; and (b) each of the Directors. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

12 15.6 Failure to Give General Notice. A meeting of Members held in contravention of the requirement to give notice is valid if Members holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall constitute waiver in relation to all the Shares which that Member holds. 15.7 Failure to give Individual Notice. The inadvertent failure of a Director who convenes a meeting to give notice of a meeting to a Member or another Director, or the fact that a Member or another Director has not received notice, does not invalidate the meeting. 15.8 Voting. No person shall be entitled to vote at any meeting of Members unless he is registered as a Member on the record date for such meeting and all calls or other moneys payable by him in respect of Shares have been paid at or before the record date. Subject to the rights and restrictions attached to any Shares and the provisions of this Article, each Member who is present in person, by its duly authorised representative or by proxy, shall have one vote and on a poll each Member shall have one vote for every Share of which he is the holder. 16 PROXIES 16.1 Proxies. A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member. 16.2 Production of Proxies. The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented. 16.3 Form of Proxy. An instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or may appoint a standing proxy until notice of revocation is received at the Registered Office or at such place or places as the Directors may otherwise specify for the purpose. 16.4 Joint Ownership and Proxies. Where Shares are jointly owned: (a) if two or more persons hold Shares jointly, each of them may be present in person or by proxy at a meeting of Members and may speak as a Member; (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and (c) if two or more of the joint owners are present in person or by proxy they must vote as one. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

13 17 PROCEEDINGS OF SHAREHOLDER MEETINGS 17.1 Chairman of Member Meeting. At every meeting of Members, the chairman of the board of Directors shall preside as chairman of the meeting. If there is no chairman of the board of Directors or if he is not present at the meeting within fifteen minutes of the time appointed after the meeting or if he is unwilling to act the Directors present shall elect the chairman of the meeting. 17.2 Adjournment. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. 17.3 Conference Call. A Member, or his duly authorised representative or proxy, shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means by means of which all the persons participating in the meeting are able to hear each other. 17.4 Objections. No objection shall be raised to the qualification of any voter except at the meeting of members or adjourned meeting of Members at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and binding on all parties. 17.5 Casting of Votes. A Member holding more than one Share need not cast the votes in respect of the Shares held by him in the same way on any resolution for which a poll is taken. A person appointed as the authorised representative or proxy of a Member may cast the votes in respect of the Shares for which he is appointed in a like manner. 17.6 Quorum. A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person, through their authorised representative or by proxy two or more Members entitled to vote on resolutions of Members to be considered at the meeting except where there is only one Member entitled to vote on resolutions of Members to be considered at the meeting in which case the quorum shall be one Member. Where a quorum comprises a single Member or proxy, such person may pass a resolution of Members and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of Members. 17.7 No Quorum. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

14 17.8 Polls. At any meeting of the Members the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting. The minutes of the meeting shall be conclusive evidence of the fact that a resolution was carried or not without proof of the number or proportion of the votes recorded in favour of or against such resolution. 17.9 Director Participation. Directors may attend and speak at any meeting of Members and at any separate meeting of the holders of any class or series of Shares. 17.10 Unanimous Written Resolutions. Any Ordinary or Special Resolution of Members and any other action that may be taken by the Members at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, by all Members who would have been entitled to attend and vote at a meeting called for the purpose of passing such a resolution or taking any other action. The consent may be in the form of counterparts, each counterpart being signed by one or more Members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the latest date borne by the counterparts. 18 APPOINTMENT AND REMOVAL OF DIRECTORS 18.1 Number of Directors. The Company shall have a board of Directors consisting of not less than one Director. The Company may by Ordinary Resolution impose a maximum or minimum number of Directors required to hold office at any time and vary such limits from time to time. 18.2 Appointment of Directors. The first Directors shall be appointed by the subscribers to the Memorandum by a written instrument signed by all the subscribers or by an Ordinary Resolution passed by the subscribers. Thereafter, subject to the limits set out in the preceding Article, Directors shall be appointed by Ordinary Resolution or by a resolution of the Directors and may be removed by Ordinary Resolution. 18.3 Term. Each Director holds office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a Director, the Director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal. 18.4 Vacation. The office of a Director shall be vacated if: EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

15 (a) he gives notice in writing to the Company that he resigns the office of Director; or (b) he absents himself (without being represented by an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or (c) he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or (d) he is found to be or becomes of unsound mind; or (e) all the other Directors (being not less than two in number) resolve that he should be removed as a Director. 19 REGISTER OF DIRECTORS AND OFFICERS 19.1 Details. The Register of Directors and Officers shall contain: (a) the names and addresses of the persons who are Directors and Officers; (b) the date on which each person whose name is entered in the register was appointed as a Director or Officer; and (c) the date on which each person named as a Director or Officer ceased to be a Director or Officer. 20 POWERS OF DIRECTORS 20.1 Management by Directors. Subject to the provisions of the Companies Act, the Memorandum, these Articles and any directions given by Ordinary Resolution, the business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors. The Directors shall have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company as are not by the Companies Act, the Memorandum, these Articles or the terms of any Special Resolution required to be exercised by the Members. No alteration of the Memorandum or these Articles or any direction given by Ordinary or Special Resolution shall invalidate any prior act of the Directors that was valid at the time undertaken. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors. 20.2 Good Faith. Each Director shall exercise his powers for a proper purpose. Each Director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the Director believes to be the best interests of the Company. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

16 20.3 Acting in Vacancy. The continuing Directors may act notwithstanding any vacancy in their body, but if and for so long as their number is below any minimum number of Directors fixed by or pursuant to these Articles, the continuing Directors may act for the purpose of passing a resolution to appoint further Directors to the board of Directors and of convening a meeting of Members to appoint further Directors but for no other purpose. 20.4 Indebtedness and Security. The Directors may exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to issue debentures, debenture stock, mortgages, bonds and other such securities and to secure indebtedness, liabilities or obligations whether of the Company or of any third party. 21 PROCEEDINGS OF DIRECTORS 21.1 Quorum. The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director. A person who holds office as an alternate Director shall be counted in the quorum. A Director who also acts as an alternate Director shall count twice towards the quorum. 21.2 Voting. Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote. A Director who is also an alternate Director shall be entitled to a separate vote on behalf of his appointor in addition to his own vote. 21.3 Conference Call. A person may participate and vote in a meeting of the Directors or committee of Directors by telephone or other electronic means by means of which all the persons participating in the meeting are able to hear each other. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting. 21.4 Unanimous Written Resolution. A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign any such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held. 21.5 Notice of Meetings. A Director may, or other Officer on the requisition of a Director shall, call a meeting of the Directors by at least two days' notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. 21.6 Chairman of the Board. The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

17 chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting. 21.7 Defects. Absent fraud, all acts done by any meeting of the Directors or a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be. 22 PRESUMPTION OF ASSENT 22.1 A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favour of such action. 23 DIRECTORS' INTERESTS 23.1 Other Office. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine. A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director. 23.2 No Exclusivity. A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company. 23.3 Disclosure of Interests. No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any other contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

18 23.4 General Notice of Interests. A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction. 24 MINUTES 24.1 The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting. 25 DELEGATION OF DIRECTORS' POWERS 25.1 Delegation. The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall automatically terminate if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. 25.2 Committees. The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. 25.3 Third Party Delegation. The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

19 25.4 Officers. The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by the Directors. 26 ALTERNATE DIRECTORS 26.1 Alternate Appointment. Any Director (other than an alternate Director) may by writing in notice to the Company appoint any other Director, or any other person willing to act, to be an alternate Director. 26.2 Conduct of Alternates. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and, save as expressly provided herein, to perform all the functions and exercise all of the powers of his appointor as a Director in his absence. 26.3 Automatic termination. An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director. 26.4 No Agency. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him. 27 NO MINIMUM SHAREHOLDING 27.1 The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares. 28 REMUNERATION OF DIRECTORS 28.1 Office Remuneration. The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination of such methods. 28.2 Additional Remuneration. The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

20 a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director. 28.3 Pensions. The Directors, on behalf of the Company, may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance. 29 INDEMNIFICATION 29.1 Indemnity and Exclusion of Liability. Every Director, alternate Director or Officer shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default. No such Director, alternate Director or Officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such Director or officer. References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party. 29.2 Advancement of Expenses. Expenses, including legal fees, incurred by a Director, alternate Director or Officer, or former Director, alternate Director or Officer in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by such party to repay the amount if it shall ultimately be determined that such Director, alternate Director or Officer is not entitled to be indemnified by the Company and upon such terms and conditions, if any, as the Company deems appropriate. 29.3 Insurance. The Company may purchase and maintain insurance in relation to any person who is or was a Director, alternate Director, Officer or liquidator of the Company, or who at the request of the Company is or was serving as a Director, alternate director, Officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity. 30 RECORDS 30.1 Registered Office Records. The Company shall keep the following documents at the Registered Office: (a) the Certificate of Incorporation and any Certificate on Change of Name; (b) a copy of the Memorandum and Articles; (c) the Register of Directors and Officers; and EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

21 (d) to the extent the Company has created a security interest over any of its assets the Register of Mortgages and Charges required to be maintained by the Company under Section 54 of the Companies Act. 30.2 Other Corporate Records. The Company shall keep the following records at the Registered Office or at such other place or places, within or outside the Cayman Islands, as the Directors may determine: (a) minutes of meetings, Ordinary Resolutions and Special Resolutions of Members and classes of Members; (b) the Register of Members; and (c) minutes of meetings and Resolutions of Directors and committees of Directors. 30.3 Electronic Form. All of the registers and records kept by the Company under these Articles shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act. 31 SEAL 31.1 Use of Seal. The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or an Officer or other person appointed by the Directors for the purpose. 31.2 Duplicate Seal. The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. 31.3 Authentication and Filing. A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever. 32 DISTRIBUTIONS 32.1 Payment of Distributions. Subject to the Companies Act and this Article, the Directors may declare and pay out of the funds of the Company lawfully available for such purpose a Distribution at a time and of an amount they think fit. No Distribution shall be paid except out of the realised and unrealised profits of the Company, and/or out of the share premium account and/ or as otherwise permitted by the Companies Act. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

22 32.2 Ranking. Except as otherwise provided by the rights attached to Shares, all Distributions shall be declared and paid according to the par value of the Shares that a Member holds. The Company may pay Distributions in proportion to the amount paid upon each Share where a larger amount is paid up on some Shares than on others. If any Share is issued on terms providing that it shall rank for Distributions as from a particular date, that Share shall rank for Distributions accordingly. 32.3 Deductions. The Directors may deduct from any Distribution payable to any Member all sums of money, if any, then payable by him to the Company on account of calls or otherwise. 32.4 Distribution in Kind. The Directors may declare that any Distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors. 32.5 Payment. Any Distribution payable in cash in respect of Shares may be paid by electronic funds transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Distributions payable in respect of the Shares held by them as joint holders. 32.6 No Interest. No Distribution shall bear interest as against the Company and no distribution shall be paid on Treasury Shares. 32.7 Unclaimed Payments. Any Distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Distribution may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the Distribution shall remain as a debt due to the Member. Any Distribution which remains unclaimed after a period of six years from the date of declaration of such Distribution shall be forfeited and shall revert to the Company. 33 CAPITALISATIONS 33.1 Capitalisations. The Directors may capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a Distribution of profits by way of dividend and apply such sum on their EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

23 behalf in paying up in full unissued Shares for issue, allotment and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. In such event the Directors may make such provisions as they think fit in the case of Shares becoming distributable in fractions. 34 RECORD DATE 34.1 Record Date Determination. For the purpose of determining Members entitled to attend meetings, receive payment of any Distribution or capitalisation or for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days. In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members provided that the record date for a meeting may not be earlier than the date of notice of such meeting. 34.2 No Record Date Chosen. If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to attend meetings, receive payment of a Distribution or capitalisation, the date on which the notice of the meeting is given or resolution of the Directors declaring such Distribution or capitalisation is adopted, as the case may be, shall be the record date for such determination of Members. 35 REPRESENTATION 35.1 Representation of Legal Persons. The right of any individual to speak for or represent a Member or a Director being a legal person shall be determined by the law of the jurisdiction where, and by the documents by which, such legal person is constituted or derives its existence but save where an objection has been raised by a Member or a Director, the Directors shall not be obliged to verify the rights of individuals purporting to speak for or represent legal persons. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Member or the Company. 36 ACCOUNTS 36.1 Accounts. The Company shall keep proper books of account with respect to (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place; (b) all sales and purchases of goods by the Company; and (c) the assets and liabilities of the Company, that in each case, are sufficient to give a true and fair view of the Company’s affairs and to explain its transactions. 36.2 Inspection. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

24 of the Company except as conferred by the Companies Act or authorised by the Directors or by the Company in general meeting. 36.3 Financial Information. The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law. 37 AUDIT 37.1 Auditor. The Directors may appoint an auditor of the Company who shall hold office until removed from office by resolution of the Directors, and may fix his or their remuneration. 37.2 Access Right. Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for any audit. 37.3 Auditor Reports. Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at such times as shall be required by the Directors or any meeting of the Members. 38 NOTICES 38.1 Calculation of Elapsed Time. Subject to the laws of the Cayman Islands, where any period of time is expressed as required for the giving of any notice or in any other case where some other action is required to be undertaken within or omitted from being taken during a specified period of time, the calculation of the requisite period of time will not include the day on which the notice is given (or deemed to be given) or the day on which the event giving rise to the need to take or omit action occurred, but shall include the day on which the period of time expires. 38.2 Delivery of Notices. Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail. E-mail notices may be sent by e-mail text and/or by way of a document attached to an email in portable document format (PDF) or in Microsoft Word format and/or by any other method separately agreed between the Company and its Members. 38.3 Deemed Receipt. Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing a notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

25 a notice is sent by fax, service of the notice shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service it shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient. 38.4 Notices of General Meeting. Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members. 39 VOLUNTARY LIQUIDATION 39.1 Subject to the Companies Act, the Company may by Special Resolution be wound up voluntarily. 40 WINDING UP 40.1 Distribution of Assets. If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions. 40.2 Valuation of Assets. If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Companies Act, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability. 41 CONTINUATION 41.1 The Company may, subject to the provisions of the Companies Act and with the approval of a Special Resolution, transfer and be registered by way of continuation as a body corporate limited EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

26 by shares under the laws of any jurisdiction outside the Cayman Islands and be de-registered in the Cayman Islands. 42 AMENDMENT OF THE MEMORANDUM AND ARTICLES 42.1 Subject to the Companies Act and the rights attaching to any class or series of Shares, the Company may by Special Resolution change its name or alter or amend these Articles and/ or the Memorandum in whole or in part. EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky

1 Dated: 27 October 2021 SUBSCRIBER NUMBER OF SHARES TAKEN Harneys Fiduciary (Cayman) Limited P.O. Box 10240 Grand Cayman KY1-1002 Cayman Islands 1 Share ………………………………………………..…… Jodi Brown Acting as duly authorised signatory For and on behalf of Harneys Fiduciary (Cayman) Limited ………………………………………………..…… Raiann Evans Witness to the above signature EXEMPTED Company Registered and filed as No. 382594 On 27-Oct-2021 Assistant Registrar Auth Code: K38741926308 www.verify.gov.ky